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EXHIBIT 10.14

FORM OF CANADIAN
TERM PROMISSORY NOTE

CA $[AMOUNT]	[DATE]

        FOR VALUE RECEIVED, the undersigned,                        , (the "Borrower"), hereby promises to pay to Loyalty Management Group Canada Inc. (the "Lender"), on or before [the four year anniversary of the execution] (the "Maturity Date"), the principal sum of (Cdn$                ) (the "Principal Amount"), together with interest, all as provided in Section 1 of this Note (the outstanding Principal Amount together with unpaid interest collectively referred to as the "Debt").

        Section 1.    The Debt.    Subject to and on the terms and conditions set forth in this Note, the Borrower shall repay the Debt as follows:

        1.1.  Principal.    The Borrower shall pay the balance owed on the Principal Amount of this Note to the Lender on the Maturity Date or such earlier date as set out in this Note.

        1.2.  Interest.

          1.2.1.        The Debt shall accrue interest, for each day from the date of this Note until the Maturity Date or earlier date by which all amounts owed hereunder are fully paid, at a rate per annum equal to the "prescribed rate" set out in the Income Tax Act (Canada) and Section 4301(c) of the Income Tax Regulations (Canada), as adjusted quarterly (the "Prescribed Rate"), and which is          percent (      %) per annum for the first quarter of 200    , and interest shall be calculated and compounded monthly in arrears at the Prescribed Rate multiplied by the Debt balance at the end of the month (after accounting for any repayments made during the month).

          1.2.2.        Whenever the unpaid balance (accounting for any repayments made) of the Debt has become due and payable, whether at the stated maturity thereof, by acceleration or otherwise, the unpaid balance will accrue additional interest, both before and after demand, default and judgement, at a rate equal to the rate set forth in Section 1.2.1 plus two hundred (200) basis points (two percent) from the date payable until the balance is paid in full.

          1.2.3.        All interest under this Note shall be computed on the basis of the actual days elapsed in a year. Any such applicable interest rate, expressed as an annual rate of interest for the purpose of the Interest Act (Canada), shall be equivalent to such applicable interest rate multiplied by the actual number of days in the calendar year in which the same is to be determined and divided by 365.

          1.2.4.        Notwithstanding any other provision of this Section 1.2, interest arising under this Note in any calendar year shall be payable annually by the 31st day of December of such calendar year.

        1.3.  Prepayments; Payments.

          1.3.1.        The Borrower shall have the right to make prepayments of the outstanding Debt at any time and in any amount without notice, premium or penalty.

          1.3.2.        The Borrower shall make all payments of principal and interest under this Note to the Lender at its main office (or such other location as the Lender may direct) in immediately available funds. If any payment of principal or interest on this Note shall become due on a day other than a Banking Day, such payment shall be due and payable upon the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment. A "Banking Day" is any day on which banks are generally open for business in Toronto, Ontario.

        1.4.  Taxes.

          1.4.1.        All payments by the Borrower hereunder shall be made free and clear of, and without reduction for or on account of, any withholding taxes now or hereafter imposed or collected by any country or any political subdivision hereof; provided, however, that if any such taxes are required to be withheld from any interest or other amount payable to the Lender hereunder, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender, on a net basis after payment of such taxes, interest or other amount payable hereunder at the rate or in the amount specified in this Note. If the Borrower fails to pay any of such taxes when due, the Borrower shall indemnify and save harmless the Lender from any incremental taxes, interest, penalties or other liabilities that may become payable by the Lender or to which the Lender may be subjected as a result of any such failure.

        Section 2.    Events of Default.    The following are Events of Default:

        2.1.  The Borrower fails to make a payment of interest on this Note when and as due.

        2.2.  The Borrower fails to pay the principal of this Note when and as due.

        2.3.  The Borrower:

          2.3.1.        makes an assignment for the benefit of creditors;

          2.3.2.        enters into any composition, compromise or arrangement with his creditors;

          2.3.3.        generally does not pay his debts as such debts become due; or

          2.3.4.        conceals, removes, or permits to be concealed or removed, any part of his or its property, with intent to hinder, delay or defraud his creditors or any of them, or makes or suffers a transfer of any of his property, which is fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

        2.4.  If:

          2.4.1.        a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of the Borrower for the purpose of enforcing a lien, security interest, or other claim against such property or for the purpose of administering such property for the benefit of the Borrower's creditors; or

          2.4.2.        an order (a) for relief against the Borrower is granted under the Bankruptcy and Insolvency Act (Canada) or any similar law, (b) appointing a receiver, trustee, agent or custodian of the Borrower or any property of the Borrower or (c) providing for a composition, compromise or arrangement with the creditors of the Borrower, is entered by any court or governmental body or officer; or

          2.4.3.        the Borrower files any pleading seeking or consenting to (whether by formal action or by the admission of the material allegations of a pleading or otherwise) any such appointment or order; or

          2.4.4.        (a) any action or proceeding seeking any such appointment or order is commenced without the authority or consent of the Borrower and (b)(i) such action or proceeding is not dismissed within 30 days after its commencement or (ii) the Borrower does not diligently contest such action or proceeding.

        2.5.  The Borrower dies.

        2.6.  The Borrower resigns or the Borrower's employment is terminated from Loyalty Management Group Canada Inc.

        Section 3.    Default Remedies.

        3.1.  Acceleration.    If an Event of Default occurs, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Lender under this Note (the "Default Amount"), is immediately due and payable and the Borrower shall immediately pay same to the Lender, without presentment, demand, protest or notice of any kind, all of which are hereby waived; provided, that if an Event of Default under Section 2.6 occurs, payment of the Default Amount may be delayed, upon written approval of the Lender, if the Borrower is restricted from selling any or all of the Collateral, as defined in the Pledge Agreement between the Lender and Borrower, dated as of the date hereof (the "Pledge Agreement"), due to operation of any law, rule or regulation (a "Legal Restriction"). The Borrower shall repay the Default Amount, with accumulated interest pursuant to Section 1.2, within 30 days after any Legal Restriction is removed.

        3.2.  Remedies Cumulative.    The Lender may exercise the remedies provided in the Pledge Agreement upon the occurrence of an Event of Default. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default occurs is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

        Section 4.    Miscellaneous.

        4.1.  Modifications and Waivers.    No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the party to be bound thereby. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

        4.2.  Expenses.    All fees, costs and expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Lender in connection with the enforcement of this Note or any other instruments, documents, or agreements to be delivered pursuant hereto or in connection herewith, shall be paid by the Borrower to the Lender on demand.

        4.3.  Number and Gender.    Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

        4.4.  Governing Law.    This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

        Section 5.    Currency Conversion and Indemnity.

        5.1.  Any payment to be made under this Note in particular currency (the "proper currency") that is made in a currency (the "other currency") other than the proper currency, whether voluntarily or pursuant to a judgment or order of any court or tribunal or otherwise, will discharge the obligations of the undersigned under this Note only to the extent of the amount of the proper currency that the Lender is able, or on before the close of business on the business day following receipt of such payment, to purchase with the amount of the other currency so received. If the amount of the proper currency that the Lender can purchase is less than the amount of the proper currency originally due to it, the undersigned will indemnify and save the Lender harmless from and against any loss or damage arising because of such deficiency. This indemnity is an obligation separate and independent from any other obligation of the undersigned in respect of this Note or otherwise, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Lender from time to time, will continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Note or under any judgement or order and will not merge in any order of foreclosure made in respect of any security given by the undersigned or any other person to or for the benefit of the Lender.

        This Note was executed in                        as of the date first written above.

Name:

Schedule of Canadian Term Promissory Notes

        In the first quarter of 2001 and 2002, John W. Scullion issued promissory notes to Loyalty Management Group Canada, Inc., in a form substantially similar to the foregoing form, with the following terms:

Year	Principal Amount	Interest Rate
2001	$62,282.00	3%
2002	$99,182.00	3%

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FORM OF CANADIAN TERM PROMISSORY NOTE
Schedule of Canadian Term Promissory Notes